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                                                                   EXHIBIT 10.35

                AMENDMENT NO. 4 TO LIMITED PARTNERSHIP AGREEMENT



         THIS AMENDMENT No. 4 to Limited Partnership Agreement (the "Amendment") is effective as of June 28, 1996, among XENOTECH, INC. ("Xenotech") as General Partner and CELL GENESYS, INC. ("CG") and JT IMMUNOTECH USA INC. ("JT") as Limited Partners.

         Xenotech, CG and JT hereby agree to amend the Limited Partnership Agreement among them originally effective June 21, 1991 ("Partnership Agreement") as amended by that certain Amendment No. 1 to Limited Partnership Agreement effective as of December 23, 1991 ("Amendment No. 1"), Amendment No. 2 to Limited Partnership Agreement effective as of January 1, 1994 ("Amendment No. 2"), and Amendment No. 3 to Limited Partnership Agreement effective as of July 1, 1995 ("Amendment No. 3") as follows:

         1. Sections 1.14 ("Competitive Merger") and 1.24 ("Major Pharmaceutical Company") are hereby deleted.

         2. Section 4.4.4 added to Article IV by Amendment No. 2 is hereby amended to read in its entirety as follows:

              4.4.4 Capital Contributions for Credit or Deduction Reimbursement. A Partner shall make additional cash Capital Contributions each time the Partnership is deemed, with respect to such Partner, to realize a reduction in U.S. tax liability pursuant to Section 14.1.2 of the Master Research License and Option Agreement among CG, Japan Tobacco Inc., and the Partnership dated as of June 28, 1996, (the "Master Research License and Option Agreement") and Section 6.6.2 of any product license thereunder or Section 10.13.2 of the Master Research and License Agreement. Such Partner's Capital Contribution hereunder shall be equal to the amount required to be paid by the Partnership with respect to such Partner pursuant to such provisions.
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         3.   Section 5.2 is hereby amended to read in its entirety as follows:

              "5.2 Permitted Transfers.

                   5.2.1 A Partner may Transfer a Partnership Interest only as follows:

                           (a) A Limited Partner (the "Pledge Partner") may pledge, encumber or hypothecate ("Pledge") its Partnership Interest in the ordinary course of its business, provided, that such Pledge must be in connection with the pledge of all of such Partner's assets.

                           (b) A Limited Partner's Partnership Interest may be subject to a Transfer in connection with or pursuant to a Merger, provided, that with respect to the Limited Partner involved in a Merger
         (i) such Partner's Partnership Interest is not the sole substantial asset owned by such Limited Partner or (ii) the assets of such Limited Partner and all Affiliates, of such Limited Partner, determined as of June 28, 1996 to the extent still owned by such Limited Partner and Affiliates, are included in such Merger.

                  5.2.2 A Limited Partner may nevertheless transfer an economic interest in its Partnership Interest to an entity that acquires substantially all of the assets of the monoclonal antibody business segment of such transferring Limited Partner. For purposes of this subsection, an "economic interest" shall mean a Limited Partner's right to share in the income, gains, losses, deductions, credits or similar items of, and to receive distributions from, the Partnership, but does not include any other possible rights of the Limited Partner including, without limitation, the right to vote on matters set forth in subsection 6.4.2. A Limited Partner may not make such transfer of an economic interest in its Partnership Interest without the consent of all Limited Partners in the event that such transfer would result in the termination of the Partnership pursuant to Code Section 708. If a Limited Partner is restricted from transferring an economic interest in its Limited Partnership Interest because of the foregoing sentence, it shall have the first right to do so at the next opportunity.

                  5.2.3 A General Partner's Partnership Interest may be Transferred only in accordance with Section 6.5.4.

         4. Section 6.4.3 is hereby amended by deleting at the beginning of such section the words "Except in the event of a


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liquidation and dissolution of the Partnership pursuant to Sections 10.2.1 and
10.2.2 hereof,".

         5. Section 6.6.2, subparagraph (iii) is hereby amended to read in its entirety as follows:

                                    "(iii)  Budgeted expense line items shall
         include amounts sufficient to cover obligations of the Partnership to perform under the Master Research License and Option Agreement, including any Product License, as such term is defined therein as it may be amended from time to time; or under the Xenotech Division Research Agreement, as it may be amended from time to time."

         6. Section 6.7 is hereby deleted, effective upon the Termination Date as defined in Amendment No. 4 to Collaboration Agreement among the parties dated June 28, 1996, except that the deletion of Section 6.7.2 (added by Amendment No.
2) shall be effective December 31, 1996.

         7. Section 7.10 is hereby amended by adding at the end thereof the following:

         "Anything in the immediately preceding sentence to the contrary notwithstanding, the TMP may elect to expense or capitalize payments for research and development for state tax purposes as it may in its discretion determine. Further, in the event that the Internal Revenue Service examines a Partnership item that the Limited Partners reasonably determine affects the tax deductions or liability of one of the Limited Partners or its Affiliates (the "Lead Partner") significantly more than the other, the Lead Partner shall act on behalf of the TMP, and shall exercise the rights, and assume the obligations, of the TMP, in respect of the defense of that item. The Lead Partner shall bear its own costs of such defense and shall keep all Partners fully informed of the status of such examination and subsequent proceedings, if any, related thereto on a timely basis. Unless the item in question has no significant impact upon another Limited Partner, the Lead Partner shall not agree to a settlement of, or concede, such item without the prior written consent of such other Limited Partner."

         8. Section 8.3 added to Article VIII by Amendment No. 2 is hereby amended to read in its entirety as follows:


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              8.3  Withholding Tax Credits. Each Partner agrees to elect to claim a federal income tax credit for its respective share of foreign withholding taxes paid or accrued by or on behalf of the Partnership with respect to license fees and further agrees not to amend such election for the full carry-forward period with respect to such credit. A Partner may make such election for state income tax purposes as it may in its discretion determine.

         9.   Section 10.1 is hereby amended to read in its entirety as follows:

              "10.1  Predicate Events.

              The Partnership shall be liquidated and dissolved upon the following events:

              (a) upon the unanimous written consent or vote of the Partners;

              (b) upon the cessation of the General Partner acting as a General Partner or its Dissolution where there is no remaining general partner, provided, that if, within 90 days after the occurrence of such event, all the remaining Partners do not agree in writing not to continue the business of the Partnership and to the appointment effective as of the date of such event of one or more additional general partners of the Partnership the Partnership shall not be liquidated and dissolved;

              (c) upon the Transfer by a Partner of any interest in the Partnership (other than the transfer of a mere economic interest described in Section 5.2.2) unless all of the remaining Partners consent in writing to such Transfer (such consent to be granted or withheld in the sole and absolute discretion of each Partner); and

              (d)  upon expiration of the term of the Partnership pursuant to
         Section 2.3 hereof."

         10. Section 10.2.1 is hereby amended in its entirety to read as follows:

              "10.2.1 Contractual Remedies in the Event of Material Breach. Upon a Material Breach of this Agreement, the non- breaching Limited Partner may exercise any remedies such Partner may have under law or equity."


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         11.  Section 10.2.2 is hereby amended by deleting the reference to
Section 9.5 of the Joint Venture Agreement and, instead, referring to Section
10.9 thereof, and by deleting the words "to the extent such Deadlock results in a predicate event described in Section 10.1(d) hereof, or".

         12. Section 10.6 is hereby amended by adding "(a)" at the beginning thereof and by also adding the following paragraph (b):

              "(b) Notwithstanding the provisions of Section 10.6(a) above, the parties confirm that upon the dissolution and liquidation of the Partnership for any reason, the rights of CG and JT under Section (a) shall remain subject to the provisions, without limitation, of (i) the Master Research License and Option Agreement and all product licenses and options therefor under such agreement, (ii) the Collaboration Agreement, (iii) the Technology Exchange Agreement among CG, Japan Tobacco Inc. and the Partnership, dated March 22, 1996, (iv) the Anti-IL-8 Product License Agreement among CG, Japan Tobacco Inc., and the Partnership dated March 19, 1996, (v) the Xenotech Division Research Agreement, (vi) the Agreement to Terminate Xenotech Division Research Agreement among CG, JT and the Partnership dated as of June 28, 1996, (vii) the Field License among CG, JT and the Partnership dated June 12, 1991, (viii) the Expanded Field License among CG, JT and the Partnership dated June 12, 1991, and (ix) the Universal Receptor License Option Agreement between the Partnership and CG, effective as of June 28, 1996, and all Universal Receptor Product Licenses and options therefor under such agreement, as such agreements may be amended from time to time, which agreements the parties confirm shall remain in full force and effect in accordance with their terms and shall be controlling in the event there shall be any conflict between any such agreement and the rights of CG and JT under Section 10.6(a) above."

         13.  Section 10.7 is hereby deleted.

         14. The addresses in Section 12.7 are hereby amended to read as follows:

              "If to CG:          Cell Genesys, Inc.
                                  322 Lakeside Drive
                                  Foster City, California  94404
                                  Facsimile:  (415) 358-0803
                                  Attention:  President



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              with a copy to:     Heller Ehrman White & McAuliffe
                                  525 University Avenue, #1100
                                  Palo Alto, California  94301
                                  Facsimile: (415) 324-0638
                                  Attention:  Julian N. Stern, Esq.

              If to JT:           JT Immunotech USA Inc.
                                  1825 So. Grant Street, Suite 220
                                  San Mateo, California  94402
                                  Facsimile:  (415) 312-8028
                                  Attention:  President

              with copies to:     Japan Tobacco Inc.
                                  JT Building
                                  2-1 Toranomon 2-chome
                                  Minato-ku, Tokyo 105 Japan
                                  Facsimile:  011-813-5572-1449
                                  Attention:  Vice President,
                                              Pharmaceutical Division

              and to:             Gilbert, Segall and Young LLP
                                  430 Park Avenue
                                  New York, New York  10022
                                  Facsimile:  (212) 644-4051
                                  Attention:  Neal N. Beaton, Esq."

         15. Section 12.16 is hereby amended by deleting at the end thereof the words "other than for the purpose of development, manufacture, production and sale of the Licensed Products."

         16. The second sentence of Section 10.4, as added by Section 10 of Amendment No. 2, is hereby deleted in its entirety.

         17. Section 12.1.3, as added by Section 11 of Amendment No. 2, is hereby deleted in its entirety.

         18. Except as specifically modified or amended hereby or by Amendment No. 1, Amendment No. 2 or Amendment No. 3, the Partnership Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by all parties nor shall any terms be waived except expressly in a writing signed by


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the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date indicated on this Amendment.

JT IMMUNOTECH USA INC.                      CELL GENESYS, INC.


By:  /s/ Yasushi Shingai                    By:  /s/ R. Scott Greer
     ------------------------------              -------------------------------
     Yasushi Shingai                             R. Scott Greer
     Chairman                                    Senior Vice President,
                                                 Corporate Development


XENOTECH, INC.


By:  /s/ Takashi Kamiya
     ------------------------------
     Takashi Kamiya
     Chairman



By:  /s/ Raymond M. Withy
     ------------------------------
     Raymond M. Withy
     President and Chief
     Executive Officer



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